Exhibit 10.1

EXECUTION VERSION

SFX ENTERTAINMENT, INC.
430 Park Avenue
New York, New York 10022

March 14, 2014

React Presents, Inc.
Clubtix, Inc.
Jeffery Callahan
Lucas King
400 North May Street, Suite 202
Chicago, Illinois 60642

Gentlemen:

Re:                             Amendment to Asset and Membership Interest Contribution Agreement

Reference is made to that certain Asset and Membership Interest Contribution Agreement dated as of February 18, 2014 (the “Contribution Agreement”), by and among SFX Entertainment, Inc., a Delaware corporation (“Parent”), SFX- React Operating LLC, a Delaware limited liability company wholly owned by Parent (“Acquiror”, and together with Parent, the “Acquiring Parties”), React Presents, Inc., an Illinois corporation (“React”), Clubtix, Inc., an Illinois corporation (“Clubtix”, and together with React, the “Transferors”), LUCAS KING, an individual resident of Illinois and a stockholder of React and Clubtix (“King”), and JEFFERY CALLAHAN, an individual resident of Indiana and a stockholder of React and Clubtix (“Callahan”, and together with King the “Stockholders”).  All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Contribution Agreement.

In consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                 Amendment to Contribution Agreement.  The Contribution Agreement is hereby amended as follows:

A.                                    Article 2 is hereby amended such that the following shall be added as a new Section 2.10:

2.10                        Nasdaq Cap.  Notwithstanding anything in this Agreement to the contrary, if any issuance of Parent Common Stock pursuant to this Agreement would, in the good faith judgment of the Acquiring Parties, require shareholder approval pursuant to NASDAQ Stock Market, Equity Rule 5635(a), then (1) the number of shares of Parent Common Stock to be issued (the “Newly Issued Shares”) shall be reduced such that the sum of the Newly Issued Shares and all other shares of Parent Common Stock previously issued pursuant to this Agreement equals 19.99% of the total number of shares of Parent Common Stock outstanding as of the Closing Date, prior to the issuance of the

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Consideration Shares (the “Nasdaq Cap”); and (2) the Acquiring Parties shall pay cash in lieu of any shares of Parent Common Stock that would have been issued pursuant to this Agreement but for the application of the Nasdaq Cap; such that there cannot, under any circumstances, be an issuance of Parent Common Stock pursuant to this Agreement of 20% or more of the Parent Common Stock outstanding as of the Closing Date, prior to the issuance of the Consideration Shares.

B.                                    The Contribution Agreement is hereby amended such that each reference to “NASDAQ Stock Market, Equity Rule 5635(d)” contained therein shall be replaced by a reference to “NASDAQ Stock Market, Equity Rule 5635(a)”.

C.                                    Section 2.8 shall be amended by adding a new subparagraph 2.8(d)(vii) as follows:  “The Parties shall cooperate with each other to prepare financial statements from the books and records of each of the Transferor Parties with respect to the Business as conducted in 2014 prior to the Closing Date, on the one hand, and the Acquiring Parties with respect to the Business as conducted in 2014 on and after the Closing Date, on the other hand, in order to properly calculate the Earn-Out Payment and otherwise comply with and effectuate the provisions of this Section 2.8.”

D.                                    Section 10.1(a) is hereby amended such that the reference to “March 17, 2014” contained therein shall be replaced by a reference to “April 4, 2014”.

E.                                     Upon the execution of this letter agreement, Parent shall pay or cause to be paid to the Transferor Parties an aggregate amount in cash equal to $3,000,000, by wire transfer to an account or accounts designated by the Transferor Parties; and such $3,000,000 payment shall be deemed to increase and be a part of the Execution Fee (as defined and set forth in Section 10.3(a) of the Contribution Agreement), bringing the total amount of the Execution Fee to $5,000,000.

2.                                 Waiver of Certain Conditions.  The Acquiring Parties hereby waive the conditions set forth in Sections 6.9 and 6.14 of the Contribution Agreement; and thus the same shall not be a basis upon which the Acquiring Parties shall be excused from consummating the transactions contemplated by the Contribution Agreement.

3.                                 Full Force and Effect.  Except as set forth above, the Contribution Agreement remains in full force and effect.

4.                                 Miscellaneous.  This letter agreement is subject to all of the terms, conditions and limitations set forth in Article 11 of the Contribution Agreement, which sections are hereby incorporated into this letter agreement, mutatis mutandis, as if they were set forth in their entirety herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

SFX ENTERTAINMENT, INC.
a Delaware corporation

By:	/s/ Sheldon Finkel
Name:	Sheldon Finkel
Title:	Vice Chairman

SFX-REACT OPERATING LLC
a Delaware limited liability company

By:	/s/ Sheldon Finkel
Name:	Sheldon Finkel
Title:	Vice President

[Signatures continue on following page.]

[Signature Page to SFX-React Letter Agreement]

REACT PRESENTS, INC.
an Illinois corporation

By:	/s/ Lucas King
Name:	Lucas King
Title:	Authorized Signatory

CLUBTIX INC.
an Illinois corporation

By:	/s/ Lucas King
Name:	Lucas King
Title:	Authorized Signatory

[Signatures continue on following page.]

[Signature Page to SFX-React Letter Agreement]

LUCAS KING
an individual resident of Illinois

/s/ Lucas King

JEFFERY CALLAHAN
an individual resident of Indiana

/s/ Jeffery Callahan

[Signature Page to SFX-React Letter Agreement]